EXHIBIT 10.1

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934. Redacted portions of this exhibit are marked by an ***.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into by and between Broadcaster, Inc., a California corporation (“Seller”), Kransco Houseplans, LLC, a California limited liability company (“Parent”), and Houseplans Acquisition Corp., Inc., a California corporation (“Purchaser”) and a wholly-owned subsidiary of Parent, to be effective as of April 30, 2007.

RECITALS

WHEREAS, Seller is the owner of all of the issued and outstanding shares of capital stock (the “Shares”) of Houseplans, Inc., a California corporation (the “Company”); and

WHEREAS, The Company is the sole holder of all of the issued and outstanding shares (the “Weinmaster Shares”) of Weinmaster Homes, Ltd., a corporation formed under the laws of the Province of British Columbia, Canada (“Weinmaster”); and

WHEREAS, On the terms and subject to the conditions set forth in this Agreement, Seller wishes to sell the Shares to Purchaser, and Purchaser desires to purchase the Shares from Seller.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Purchaser and Seller, the parties hereto agree as follows.

ARTICLE 1
DEFINED TERMS

1.1

Certain Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” means an entity in which Seller or Purchaser, as applicable, owns at least 50% of the voting or ownership interests or an entity that is directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with Seller or Purchaser, as applicable.

“Business Day” shall mean a day which is not a Saturday, a Sunday, or any other day in which banks in San Francisco, California, are authorized by law to be closed.

“Claims” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, and demands, and the associated costs of defense, court costs and fees, costs of appeal, and reasonable fees and expenses of attorneys, accountants, and experts.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disclosure Schedules” means the set of Schedules provided by the parties hereto pursuant to Articles 4, and 5, by which the individual representations and warranties of such parties may be supplemented.

“Encumbrance” includes any mortgage, deed of trust, lien, pledge, charge, security interest, option to purchase, or first refusal right.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” means U.S. generally accepted accounting principles, as in effect during the relevant period or periods, consistently applied.

“Governmental Agency” means any administrative or regulatory agency, board, body, bureau, commission, department, or other authority created or authorized by any federal, state, local, or foreign government or governmental body.

“Houseplans Business” means the business of (i) marketing or selling, anywhere in the United States or Canada, proprietary or licensed architectural plans designed or suitable for construction or renovation of residential structures and/or (ii) owning or operating a website which provides access to such plans.

“Knowledge” means (i) actual knowledge in good faith (without any duty of inquiry) of Martin Wade, Blair Mills, Kathryn, Felice, Marvin Mauer, or Bill Harris and (ii) the knowledge that any of the foregoing officers of Seller or the Company would reasonably be expected to have given their respective positions and length of service with Seller or the Company, as applicable.

“Liability” means any liability for Taxes, Losses, and any civil or criminal liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including but not limited to the associated costs of defense, court costs and fees, costs of appeal, and reasonable fees and expenses of attorneys, accountants, and experts.

“Losses” means Claims, Liabilities, costs, damages, liens, penalties, fines, interest, amounts paid in settlement, and fees (including reasonable attorneys’ fees).

“Material Adverse Effect” means any event, circumstance or condition that has been or would reasonably be expected to be materially adverse to the business, operations or financial condition of the Company and Weinmaster, taken as a whole; provided, however, that none of the following shall be taken into account in determining if a Material Adverse Effect has occurred:  any event, circumstance or condition (a) attributable to conditions affecting the industries in which the Company or Weinmaster operate or the U.S. economy as a whole; (b) resulting from an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or (c) resulting from the compliance with the terms of, or the taking of any action required by, this Agreement.

“Material Contracts” means all contracts and agreements, whether written or oral, to which the Company or Weinmaster is a party or by which either of them or any of their assets are bound, which involved in the fiscal year ended June 30, 2006 or are reasonably expected to involve in the fiscal year ended June 30, 2007 payments by or to the Company or Weinmaster, or liability on the part of either of them, of Twenty-Five Thousand Dollars ($25,000) or more per annum; provided, however, that any series of related contracts or agreements having an aggregate cost or value in excess of that amount shall be deemed to be “Material Contracts” for purposes of this Agreement.

“Net Current Assets” as of any date means current assets minus current liabilities and long term liabilities, but excluding the Company’s deferred income taxes and inter-company accounts payable, all as determined in accordance with GAAP, consistently applied.

“Person” means any corporation, general or limited partnership, limited liability company, joint venture, or other entity, any government body or Governmental Agency, and any human being.

“Related Agreements” means the Promissory Note and the Security Agreement.

“Related Party” means any (a) Person controlling, controlled by, or under common control with, a party, (b) officer, director, manager, or other controlling Person of a party hereto or an entity described in clause (a), above, or (c)  spouse or immediate family member of any of the Persons described in clauses (a) or (b), above.

“Tax” means any U.S. or foreign national, federal, state, provincial, or local income, gross receipts, payroll, employment, excise, severance, stamp, occupation, premium, customs duties, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, including any interest, penalty, or addition thereto, whether or not disputed.

ARTICLE 2
SALE OF THE SHARES; PURCHASE PRICE

2.1

Purchase and Sale of Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Closing provided for in Article 3, below, (a) Seller shall sell, convey, assign, transfer, and deliver to Purchaser all of Seller’s right, title and interest in and to the Shares, and (b) Purchaser shall purchase, and accept delivery from Purchaser of, the Shares and such interests therein, in each case free and clear of all Encumbrances, except as provided herein or in the Related Agreements.

2.2

Purchase Price.  Subject to the adjustments set forth in Section 2.3, below, the aggregate consideration to be paid for the Shares (the "Purchase Price") shall consist of (i) the amount of cash specified in paragraph (a), below (the “Cash Payment”), and (ii) the Promissory Note described in paragraph (b), below the “Promissory Note”).

(a)

Cash Payment.  At the Closing, Purchaser shall deliver to Seller Five Million Dollars ($5,000,000), in cash, via wire transfer of immediately available funds to the account described in Section 3.4, below.

(b)

Promissory Note.  At the Closing, Purchaser shall deliver to Seller a secured promissory note in the principal amount of Three Million Dollars ($3,000,000) in the form attached hereto as Exhibit A. The Promissory Note shall be secured by a Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”).

2.3

Purchase Price Adjustment.

(a)

Closing Date Balance Sheet; Draft Adjustment Report.  Not later than sixty (60) days after the Closing Date, Purchaser shall deliver to Seller a balance sheet of the Company as of the close of business on the Closing Date (the “Closing Date Balance Sheet”), which shall have been prepared at Purchaser’s expense and in accordance with GAAP, together with a written statement (the “Draft Adjustment Report”) including Purchaser’s (i) computation of the Net Current Assets as of the Closing Date (the “Closing Date Net Assets”) and (ii) proposed adjustment, if any, to be made to the Purchase Price in accordance with this Section.

(b)

Adjustment to the Purchase Price.  The Purchase Price shall be adjusted upward or downward, on a dollar-for-dollar basis, to the same extent that the amount of the Closing Date Net Current Assets, as reflected on the Closing Date Balance Sheet, exceeds or is less than Two Hundred Thousand Dollars ($200,000), as agreed to by the Seller and Purchaser or as determined by the  Arbiter, as the case may be, and as set forth in clause (c), below (the “Net Asset Adjustment”).

(c)

Mechanics of the Purchase Price Adjustment.

(i)

For a period of up to thirty (30) days beginning after Seller’s receipt of the Closing Date Balance Sheet and the Draft Adjustment Report (the “Initial Review Period”), Seller and Purchaser shall cooperate with each other to resolve any disagreements between them with respect to the Draft Adjustment Report. During the pendency of any dispute hereunder, Purchaser shall grant Seller and its accountants reasonable access to all work papers, schedules, and calculations used in the preparation of the Closing Date Balance Sheet.

(ii)

If Seller and Purchaser agree on a Net Asset Adjustment, they shall each sign and deliver to the other a written statement thereof (the “Net Asset Adjustment Statement”), which shall be attached to this Agreement as Exhibit C hereto and thereupon become a part of this Agreement, and the Purchase Price shall be adjusted accordingly. Upon such execution, the Net Asset Adjustment Statement shall be conclusive and binding upon Purchaser and Seller and be effected as set forth below.

(iii)

If Seller and Purchaser do not reach agreement on a Net Asset Adjustment during the Initial Review Period, then Seller shall have until five (5) Business Days after the end of the Initial Review Period (the "Dispute Notice Period") in which to give Purchaser written notice of its objections to Purchaser’s Draft Adjustment Report (the “Dispute Notice”) in which it shall set forth in reasonable detail (A) its objections to the Closing Date Balance Sheet and/or the Draft Adjustment Report, (B) the nature and dollar amount of the items being disputed (collectively, the “Disputed Items”) and (C) its calculation of the Disputed Items, the Closing Date Balance Sheet and the Net Asset Adjustment.

(iv)

If Seller does not so deliver a Dispute Notice within the Dispute Period, then (A) it shall be deemed to have waived any objections or disagreements with respect to Purchaser’s Draft Net Asset Adjustment Report and the Net Asset Adjustment contained therein, both of which shall thereafter be deemed to have been accepted and agreed to by Seller as delivered by Purchaser, (B) the Draft Net Asset Adjustment Report shall be attached to this Agreement as Exhibit C as the Net Asset Adjustment Statement (whether or not executed as such), and (C) the Purchase Price shall be adjusted accordingly as provided below.

(v)

Following timely delivery of a Dispute Notice as provided above, the issue or issues identified therein shall be referred for resolution to the San Francisco, California office of a national or major regional accounting firm selected by mutual agreement (or, failing such agreement, by lot) after eliminating any accounting firm which has previously rendered any services to or for the benefit of either of the parties hereto or their Related Parties (the “Arbiter”). In connection therewith, Purchaser and Seller shall (A) deliver to the Arbiter the Closing Date Balance Sheet, the Draft Adjustment

Report and the Dispute Notice, (B) each execute engagement letters and other documents reasonably required by the Arbiter, (C) each provide the Arbiter with such additional information and material as the Arbiter may reasonably request, and (D) each be permitted to submit such data and information to the Arbiter as they deem appropriate, including, without limitation, a presentation of the facts, accounting authorities, and principles supporting its position with respect to the dispute.

(vi)

Within thirty (30) days of its appointment, the Arbiter shall make its determination with respect to the issues raised in the Dispute Notice and deliver to the parties a written statement of its determination and the principal basis therefor (the “Arbiter’s Statement”).  In making such determination, the Arbiter shall act as an expert and not as an arbitrator. The determination of the Arbiter shall be final and conclusive as between the parties, absent fraud or manifest error.  All expenses and fees of the Arbiter shall be shared equally by Purchaser and Seller.

(d)

Within five (5) Business Days after the parties have either received the Arbiter’s Statement or resolved the issue by mutual agreement, a final adjustment to the Purchase Price shall be made as follows:

(i)

If the amount of the Closing Date Net Current Assets as so determined is greater than Two Hundred Thousand Dollars ($200,000), then Purchaser shall pay to Seller an amount equal to such excess, by wire transfer of immediately available funds to an account specified by Seller; or

(ii)

If the amount of the Closing Date Net Current Assets as so determined is less than Two Hundred Thousand Dollars ($200,000), then Seller shall pay to Purchaser an amount equal to such deficiency, by wire transfer of immediately available funds to an account specified by Purchaser.

ARTICLE 3
CLOSING

3.1

Closing.  The closing of the transactions provided for in this Agreement (the "Closing") shall take place at Purchaser’s offices in San Francisco, by original, facsimile, or electronic mail transmission of executed documents all of which shall be deemed to be original documents for purposes of the Closing.  The Closing shall take place after all the conditions set forth in this Article 3 shall have been satisfied or waived by the respective party entitled to waive such conditions, on May 2, 2007 or as soon thereafter as is practicable.  The date upon which the closing shall actually take place is herein referred to as the “Closing Date.”

3.2

Documents to be Delivered by Seller.  At or prior to the Closing, Seller shall, as a condition precedent to Purchaser’s obligation to close (unless Purchaser shall waive the receipt of any of the following items in writing), deliver to Purchaser the following documents:

(a)

One or more certificates representing the Shares, with all necessary stock transfer stamps (if any are required) affixed thereto, accompanied by an executed stock transfer power duly endorsed in blank with signature guaranteed and such other documents as may be necessary to effect the transfer of the Shares to Purchaser free and clear of all liens, other than liens created by this Agreement or the Related Agreements;

(b)

One or more certificates representing the Weinmaster Shares and representing that the Company is the sole owner thereof;

(c)

The Security Agreement, in the form attached hereto as Exhibit B, duly executed by Seller; and

(d)

An agreement, a copy of which is attached hereto as Exhibit D, between IMSI Design, LLC, a Delaware limited liability company (“IMSI Design”), as sublessor, and the Company, as sublessee (the “Sublease”), subletting to the Company that certain office space, as specified therein, which is currently used by the Company as its headquarters and located at 100 Rowland Way, Suite 300, Novato, California 94945 (the “Premises”), duly executed by IMSI Design and approved by CA-Golden Gate Plaza Limited Partnership, LLC, a Delaware limited liability company (the “Landlord”), as landlord under the Master Lease for the Premises.

3.3

Documents to be Delivered by Purchaser.  At or prior to the Closing, Purchaser shall, as a condition precedent to Seller’s obligation to close (unless Seller shall waive the receipt of any of the following items in writing), deliver to Seller the following documents:

(a)

Confirmation that the Cash Payment described in Section 2.2(a), above, has been made as provided in Section 3.4, below;

(b)

The Promissory Note described in Section 2.2(b), above, in the form attached hereto as Exhibit A, duly executed by Purchaser; and

(c)

The Security Agreement, in the form attached hereto as Exhibit B, duly executed by Purchaser and, pursuant to the Security Agreement, the certificates representing the Shares, accompanied by a duly executed stock power in blank.

3.4

Method of Delivery of the Cash Payment.  The Cash Payment shall be paid on the Closing Date by wire transfer, to the following account:

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****

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes to Purchaser the representations and warranties set forth in this Article 4, each of which is, except as set forth in the Schedules attached hereto (the “Disclosure Schedules”), true and correct in all material respects as of the date hereof. All exceptions to the following representations and warranties shall be set forth in the Disclosure Schedules, clearly numbered to correspond to the Sections and paragraphs of this Article 4 to which they relate. Not later than three (3) Business Days prior to the Closing Date, Seller has delivered to Purchaser written copies of all Schedules required or intended to be provided to the Buyer on the Closing Date as provided in this Article (the "Preliminary Closing Schedules"). Except as specifically identified, (by redlining or otherwise) in the Disclosure Schedules, there are no differences between the Preliminary Closing Schedules and the Disclosure Schedules.

4.1

Organization.

(a)

Seller and the Company are corporations duly organized, validly existing and in good standing under the laws of the State of California. Each of them is (i) duly qualified to do business as foreign corporations in each jurisdiction where the character of the property owned, licensed or leased by them or the business conducted or nature of their activities makes such qualification necessary, and (ii) in good standing in each such jurisdiction, except in each case where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)

Weinmaster is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada. It is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned, licensed or leased by it or the business conducted or nature of its activities makes such qualification necessary and is in good standing in each applicable jurisdiction, except in each case where the failure to be so qualified or in good standing would not cause a Material Adverse Effect.

4.2

Power and Authority.

(a)

Seller has the requisite corporate power and authority to execute, deliver and perform this Agreement and any other agreement or certificate issued by it in connection with the transactions contemplated hereby.

(b)

Each of the Company and Weinmaster have the corporate power and authority to own their respective assets and to conduct their respective businesses as presently owned and conducted.

4.3

Execution and Enforceability.  This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, assuming the due execution and delivery of this Agreement by Purchaser and except to the extent that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles.  No approval of the shareholders of Seller is required under any applicable law or Seller’s organizational documents, and the consummation of the transactions contemplated hereby will not give rise to any dissenters’ rights or other valid claims from Seller’s stockholders. Immediately after the Closing, Purchaser shall have sole ownership of, and title to, the Shares, without any Encumbrance except as provided herein or in the Related Agreements.

4.4

Subsidiaries.  Other than Weinmaster, the Company has no subsidiaries, and the assets of the Company do not include any stock, partnership interest, joint venture interest or other equity interest in any Person aside from the shares it holds in Weinmaster.  Weinmaster has no subsidiaries, and its assets do not include any stock, partnership interest, joint venture interest or other equity interest in any Person.

4.5

Capitalization.  The authorized capital stock of the Company consists of one hundred thousand (100,000) shares of common stock having no par value (the “Common Stock”), of which 1,000 shares are issued and outstanding.  All of the outstanding shares of Common Stock have been duly and validly issued, and are fully paid and non-assessable.  The Company does not have outstanding any (a) securities convertible into or exchangeable for its capital stock, or (b) options, warrants, agreements, or other rights to subscribe for or purchase any shares of its capital stock, or (c) other agreements, calls, commitments, or claims of any character relating to its capital stock.

4.6

Title to Stock.

(a)

Seller is the record and beneficial owner of the Shares, free and clear from any Encumbrances whatsoever.  Seller is not a party to any (i) option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could (A) require Seller to sell, transfer or otherwise dispose of any capital stock of the Company or (B) otherwise limit its ability to transfer and sell the Shares to Purchaser hereunder freely and without Encumbrance, or (ii) voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.  At the Closing, Purchaser will acquire from Seller all of Seller’s right, title, and interest in and to the Shares, free of any Encumbrances whatsoever, except for any liens created by or through Purchaser.

(b)

The Company is the record and beneficial owner of the Weinmaster Shares, free and clear from any Encumbrances whatsoever. Neither the Company nor Weinmaster is a party to any (i) option, warrant, purchase right, or other contract or commitment that could require either of them to sell, transfer or otherwise dispose of any capital stock of Weinmaster or otherwise limit, encumber, or condition the Company’s ownership of the

Weinmaster Shares or (ii) voting trust, proxy or other agreement or understanding with respect to the voting of any of Weinmaster’s capital stock. Upon consummation of the transactions contemplated hereby, the Company will hold all right, title, and interest in and to the Weinmaster Shares free of any Encumbrances whatsoever.

4.7

No Breach, Default, Violation or Consent.  The execution, delivery and performance by Seller of this Agreement and the Related Agreements does not and will not:

(a)

Violate the charter or bylaws of Seller or the Company;

(b)

Breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any third party consent under, result in the creation of any lien on the assets of Seller or the Company under, or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any permit or any material agreement to which Seller or the Company is a party or by which Seller or the Company or any of their assets is bound;

(c)

Breach or otherwise violate any governmental order, decision or award which names Seller or the Company or is directed to Seller or the Company or any of their assets;

(d)

Violate any law, rule or regulation; or

(e)

Require any consent or other action by, or any filing, registration or qualification with, any Person;

except in the case of clauses (b) through (e) above, for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

4.8

Filings.  The Company and Weinmaster have each filed all reports required by applicable laws, rules and regulations to be filed with the appropriate governmental authorities since January 1, 2004, except where the failure to make such filings has not resulted and is not expected to result in a Material Adverse Effect.  The filings which were made complied as to form in all material respects with the applicable published rules and regulations of the applicable governmental authorities, except where the failure to do so does not result in a Material Adverse Effect.

4.9

Financial Statements.

(a)

Seller has delivered to Purchaser copies of the Company’s and Weinmaster’s financial statements described below (collectively, the "Financial Statements"), all of which are attached hereto as Exhibit E:

(i)

Balance sheets and related statements of income, retained earnings, and changes in financial condition for the fiscal year ended June 30, 2006 (the “2006 Financial Statements”); and

(ii)

Balance sheets and related statements of income, retained earnings, and changes in financial condition on a monthly consolidating basis for (A) the six (6) month period ended December 31, 2006 and (B) each calendar month ended after December 31, 2006 and within fifteen (15) days prior to the Closing Date (collectively, the “Interim Financial Statements”).

(b)

Except as clearly set forth in the Financial Statements, the notes or schedules thereto, or in Schedule 4.9 hereto, with respect to the periods represented by the  Financial Statements:

(i)

Each and all of the Financial Statements have been prepared: (A) in accordance with GAAP on a consistent basis and (B) from and are consistent with the books of account and records of Seller and of the Company or Weinmaster, as appropriate;

(ii)

The 2006 Financial Statements are complete and present fairly in all material respects (based on a materiality threshold appropriate for a consolidated entity) and in accordance with GAAP the financial condition, results of operations, and cash flows of the Company or Weinmaster, as appropriate, as at the dates and for the periods stated therein;

(iii)

Each and all of the Interim Financial Statements are complete and present fairly in all material respects and in accordance with GAAP the financial condition, results of operations, and cash flows of the Company or Weinmaster, as appropriate, as entities separate from Seller, as at the dates and for the periods stated therein; and

(iv)

There is no material cost or liability of any nature that is required by GAAP to be reflected and reserved against in the Financial Statements which is not fully reflected and reserved against therein.

4.10

Tax Returns; Taxes.  All Tax and information returns required to have been filed prior to the date of this Agreement by the Company or by Weinmaster (either separately or as part of a consolidated group) have been duly filed, and each such return correctly reflects all Tax liability and all other information required to be reported thereon. All income, franchise, and other Taxes to which the Company and/or Weinmaster may be subject for all periods prior to the Closing Date have been fully paid or accrued for either (a) by the Company and/or Weinmaster (in which case such payments and/or accruals appear on the appropriate Financial Statements), or (b) by Seller, in which case Seller will pay in full when due all such Taxes on behalf of the Company and/or Weinmaster, as appropriate.

4.11

Liabilities.  Except as and to the extent otherwise disclosed in the Financial Statements, the Company has no liabilities of the kind which are required to be set forth in the Financial Statements in accordance with GAAP, other than liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2006.

4.12

Compliance with Laws; Permits.  To Seller’s Knowledge, the Company has not violated or failed to comply with any law, rule or regulation or any final and non-appealable order, decree or award to which it or any of its properties or assets is subject, except where the failure to comply with any such law, rule or regulation has not resulted and is not expected to result in a Material Adverse Effect.  Since January 1, 2004, the Company and Weinmaster have each obtained all government licenses and permits (collectively, the “Permits”) that are necessary for the conduct of its business as presently conducted except to the extent that the failure to obtain such Permits does not result in a Material Adverse Effect.  All such Permits are in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; and there are no proceedings pending or, to Seller’s Knowledge, threatened, to revoke, suspend or limit any such Permit. To Seller’s Knowledge, neither the Company nor any of its officers or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to the Company.

4.13

Litigation.  There is no action, suit, proceeding, investigation or governmental approval process pending or, to Seller’s Knowledge, threatened against the Company or Weinmaster, or affecting any of the properties or assets of either, which individually or in the aggregate would have a Material Adverse Effect.

4.14

Real Property.

(a)

Neither the Company nor Weinmaster owns any real property.

(b)

To Seller’s Knowledge, (i) IMSI Design is the current tenant of the premises described in Section 3.2(d), above, pursuant to that certain Office Lease Agreement, dated as of January 31, 2007, between IMSI Design and the Landlord (the “Master Lease”), (ii) a true and complete copy of the Master Lease is attached to this Agreement as Exhibit F, (iii) the Master Lease is valid and binding on the parties thereto and is in full force and effect, (iv) no party thereto is in material breach thereunder, (v) no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or breach, and (vi) no material controversy, claim, dispute, or disagreement exists between the parties to the Master Lease.

(c)

Seller has provided true and complete copies of all leases and subleases to which either the Company or Weinmaster is a party, a complete list of which is attached as part of Schedule 4.14(c), including but not limited to the Sublease, a copy of which is attached hereto as Exhibit D.  All such leases and subleases are valid and in full force and effect.  Neither the Company nor, to Seller’s Knowledge, any other party thereto is in material breach under the leases or subleases therein listed, and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or breach.  To Seller’s Knowledge, no amount due under the leases remains unpaid, and no material controversy, claim, dispute or disagreement exists between the parties to the leases.  Seller does not owe any brokerage commissions or finder’s fees with respect to the leases.

4.15

Personal Property.  Schedule 4.15 describes, by type and physical location, all personal property of the Company and of Weinmaster. The Company and Weinmaster each have (a) good and marketable title to all assets purported to be owned by it and (b) good leasehold title to all personal property purported to be leased by it.

4.16

Intellectual Property.

(a)

Schedule 4.16(a) sets forth a correct and complete list of all patents, registered and unregistered trademarks, service marks, logos, corporate and trade names, domain names, and all registered copyrights, which are owned by the Company and/or Weinmaster (such intellectual property, together with all inventions, discoveries, techniques, processes, methods, formulae, designs, computer software, trade secrets, confidential information, know-how and ideas which are owned by the Company, being referred to in this Agreement as the “Owned Intellectual Property”).  To Seller’s Knowledge, no Person is infringing upon or misappropriating any of the Owned Intellectual Property, or making any use thereof which infringes upon the lawful rights of the Company or Weinmaster therein.

(b)

Schedule 4.16 (b) sets forth a correct and complete list of all licenses or other agreements pursuant to which the Company has the right to use any intellectual property owned by others (excluding “shrink wrap” or “click wrap” or similar licenses or agreements applicable to software applications that are generally available to the public at a cost of less than $25,000) (such intellectual property being referred to herein as the “Third Party Intellectual Property”).  The Company and/or Weinmaster has valid licenses to all of the Third Party Intellectual Property currently being used by the Company or Weinmaster.

(c)

To Seller’s Knowledge, neither the Company nor Weinmaster has ever (i) infringed upon, misappropriated, or unlawfully used any intellectual property owned or used by any other Person within the past six (6) years or (ii) received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any intellectual property owned or used by any other Person since January 1, 2004.

4.17

Material Contracts.

(a)

Schedule 4.17(a) sets forth a correct and complete list of all of the Material Contracts, and all the contracts or agreements related to the supply of designs for sale by the Company and/or Weinmaster, to which the Company or Weinmaster are parties or by which either of them is bound. Seller has previously delivered to Purchaser complete and correct copies of each contract (other than designer agreements which are not Material Contracts) required to be listed on Schedule 4.17(a), and any amendments thereto, except that Schedule 4.17(a) contains a complete and correct description of all Material Contracts that are oral.

(b)

Each Material Contract is in full force and effect and is enforceable against the Company or Weinmaster, as applicable, and, to the Knowledge of Seller, the other parties thereto, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

(c)

Neither the Company nor (to Seller’s Knowledge) any other party is in material default under any Material Contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a material default by the Company or (to Seller’s Knowledge) by any other party under any such contract.  To Seller’s Knowledge, there are no material disputes or disagreements between the Company and any other party with respect to any such contract.

(d)

Each other party to each Material Contract has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the Company thereunder.

4.18

Employee Benefit Plans and Other Arrangements.

(a)

Schedule 4.18(a) sets forth (i) a true and correct list of the name, job title, current salary, and location of employment of each of the current employees and independent contractors (other than independent contractors who are designers or other suppliers of house plans, floor plans, and the like), including employees who are also directors or officers, of the Company and Weinmaster (the "Employees") and (ii) the names of all directors and officers of the Company and Weinmaster, whether or not such persons are Employees or Former Employees (as that term is defined below).

(b)

Schedule 4.18(b) sets forth a true and correct list of the name, responsibilities, current compensation, and location of all consultants and independent contractors to the Company and/or Weinmaster (the “Contractors”).

(c)

The relevant Financial Statements reflect the accrual of all obligations for salaries, medical, severance, and other benefits and other compensation of any kind with respect to Employees, Former Employees, and Contractors to the extent required by GAAP, including, but not limited to, all commissions and other fees payable to salespeople, sales representatives, and other agents.

(d)

Complete and correct copies of all (i) written agreements (and summaries of all oral agreements) with or concerning Employees, (ii) Material Contracts with Contractors, and (iii) written employment policies and practices as now in effect, have previously been delivered to Purchaser, and a list of all such agreements, practices, and policies, whether written or oral, is included on Schedule 4.18(d).

(e)

There are no outstanding loans or payroll advances from the Company or Weinmaster to any of their respective Employees, Former Employees, or Contractors.

(f)

Except as would not reasonably be expected to result in a Material Adverse Effect, to Seller's Knowledge, the Company and Weinmaster have complied, at all times and in all material respects, with:

(i)

All applicable laws, statutes, rules, and regulations with respect to Employees, Former Employees, and Contractors in each of the jurisdictions in which such Employees or Former Employees are or were located, and there have been no claims made or, to Seller's Knowledge, threatened against the Company or Weinmaster arising out of, relating to, or alleging any violation of any of the foregoing (and, to Seller's Knowledge, there is no basis for any such claim); and

(ii)

The employment eligibility verification form requirements, paperwork provisions, employee recordkeeping (including but not limited to obtaining and keeping I-9 Forms in proper order).

(g)

There are no material controversies, strikes, slowdowns, lockouts, work stoppages, picketing, grievances, unfair labor practice charges, complaints, disputes, or other proceedings pending, or to Seller's Knowledge investigations or other proceedings pending or threatened, between the Company or Weinmaster and any of their respective Employees, Former Employees, or Contractors.

(h)

For purposes of this Agreement, a "Benefit Plan" shall mean any employee benefit plan, program, or arrangement which since January 1, 2004 has been maintained or contributed to by Seller, the Company, and/or Weinmaster for the benefit of or relating to any of Employees or former employees of the Company and/or Weinmaster, or their covered dependents, survivors or beneficiaries (each a "Former Employee"), and which is legally binding on the Company or Weinmaster, or in respect of which either of them has any liability or obligation. Schedule 4.18(h) sets forth a complete and correct list of all such Benefit Plans.

(i)

With respect to each such Benefit Plan:

(i)

Except as set forth in Schedule 4.18(i)(i), neither the Company nor Weinmaster is a party to, or provides, (A) any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including but not limited to any or

"multi-employer plan," within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (B) any other benefit plan subject to Title IV of ERISA or Section 412 of the Code, or (C) any Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code §401(a); and neither of them, has ever maintained, contributed to, or participated in, or has any liability (whether contingent or otherwise) with respect to, any such plan.

(ii)

Except as would not reasonably be expected to result in a Material Adverse Effect, or as set forth in Schedule 4.18(i)(ii), (A) each such Benefit Plan has been maintained, funded, and administered in accordance with its terms and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws, and (B) all required reports and descriptions have been timely filed and/or distributed in accordance with the applicable laws and regulations, including but not limited to ERISA, COBRA, and the Code.

(j)

The Seller has heretofore delivered to Purchaser complete and correct copies of the following documents, where applicable: (i) the text of any written Benefit Plan and of any related trust, insurance, or other material contracts, (ii) the most recent summary plan description and all other descriptions distributed to Employees or set forth in any manuals or other documents, (iii) the most recent statement of plan assets that is intended to meet the requirements of Section 401(a) of the Code, (iv) all annual reports, financial statements, and opinions required to be filed with any Governmental Agency at any time during the five (5) years prior to the date of this Agreement, and (v) copies of all correspondence with Governmental Agencies during the five (5) years prior to the date of this Agreement with respect to any Benefit Plan.

4.19

Insurance.  Schedule 4.19 contains a complete list of each insurance policy now carried by, or covering, the Company or Weinmaster with respect to their or its current or previous operations, business, directors, officers, and Employees; and a complete and correct copy of each such policy has previously been delivered to Purchaser. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner.

4.20

Powers of Attorney.  No Person holds any power of attorney from the Company or Weinmaster

4.21

Books and Records.  All of the records, data, information, databases, systems, and controls maintained, operated, or used by the Company or Weinmaster in connection with the conduct or administration of its business (including all means of access thereto and therefrom) are either owned or licensed by the Company or Weinmaster, as appropriate, and have been made available to Purchaser (and any such licenses are in force and the licensee is not in material breach thereof).

4.22

Stock Books and Ledgers.  The stock certificate books and stock ledgers of the Company and Weinmaster are complete and correct in all material respects, and accurately reflect all transactions in their capital stock as of and through the Closing Date.

4.23

Product Warranties.  Neither the Company nor Weinmaster has (a) any express and unexpired product warranty with respect to any product currently or previously produced, distributed, or sold by it; (b) received notice of any claim (actual or threatened) against it based on any such product warranty; or (c) any Knowledge of any such (actual or threatened) claim. The Company and Weinmaster do not make and have not made any express warranties to its customers with respect to any of the products that it produces, distributes, or sells.

4.24

Material Adverse Changes.  Except as set forth in Schedule 4.24 hereto, since December 31, 2006 the Company and Weinmaster:

(a)

Have carried on their businesses in the ordinary course and consistent with past practice, and

(b)

Have not

(i)

Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except pursuant to the terms of this Agreement or except in the ordinary course of business and consistent with past practice;

(ii)

Suffered any damage, destruction or loss of physical property or goods resulting in costs or expenses in excess of Ten Thousand Dollars ($10,000), whether or not covered by insurance;

(iii)

Mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of their assets, tangible or intangible;

(iv)

Sold or transferred any of its assets or canceled or compromised any of its debts, except, in each such case, in the ordinary course of business and consistent with past practice, or waived any claims or rights of a material nature; or

(v)

Experienced the loss or departure of, or any significant dispute with, any of the following designers: (i) Atlanta Plan Source, Inc., (ii) Design Basics, Inc., (iii) Fillmore Design Group, (iv) House Plan Gallery, Inc., (v) Nelson Design Group, LLC, or (vi) any other designer who or which has produced plans resulting in gross sales by the Company and/or Weinmaster in excess of One Hundred Twenty-Five Thousand Dollars (US$125,000) during the fiscal year then ended or either of the two (2) prior fiscal years.

4.25

Brokers or Finders.  Neither the Company nor Seller has employed or retained, or has any liability to, any broker, agent or finder on account of this Agreement or the transactions contemplated hereby.

4.26

No False or Misleading Statements.  This Agreement, including the exhibits and certificates which are a part hereof, does not to the Knowledge of Seller contain any representation, warranty, or information made by Seller or provided by or on its behalf that is false or misleading with respect to any material fact.

4.27

Reliance.  Seller’s representations and warranties made in this Article 4 are made with the understanding and expectation that Purchaser is relying thereon in entering into and performing its obligations under this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of Purchaser, whether in contemplation of this Agreement or otherwise.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby makes to Seller the representations and warranties set forth in this Article 5, each of which is, except as set forth in the Disclosure Schedules, true and correct in all material respects as of the date hereof. All exceptions to the following representations and warranties are set forth in the Disclosure Schedules, clearly numbered to correspond to the Sections and paragraphs of this Article to which they relate.

5.1

Organization.  Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California.

5.2

Power and Authority.  Purchaser has the requisite power and authority as a limited liability company to execute, deliver and perform this Agreement and any other agreement or certificate issued by Purchaser in connection with the purchase of the Shares.

5.3

Execution and Enforceability.  This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, assuming the due execution and delivery of this Agreement by Seller and except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

5.4

No Conflict.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will directly or indirectly (with or without notice or lapse of time):  (a) conflict with or violate any provision of Purchaser’s charter, operating agreement or other governing instruments, or any legal requirement or order which is either applicable to, binding upon or enforceable against Purchaser; or (b) result in any breach of or default under any material mortgage, contract, agreement, indenture, trust, written agreement or other instrument which is either binding upon or enforceable against Purchaser.

5.5

No Litigation.  There are no existing suits or litigation pending or threatened against Purchaser or its properties which could affect Purchaser’s ability to enter into this Agreement or consummate the transactions contemplated hereby.  Purchaser has not filed any voluntary petition in bankruptcy, nor been served with or otherwise received notice of any involuntary petition in bankruptcy having been filed against it.

5.6

Purchase Price.  Purchaser has and will have at the Closing sufficient available funds to pay the Cash Consideration at the Closing.

5.7

Purchaser’s Review.  Purchaser has reviewed and has had access to all documents, records and information which it has desired to review, and has had the opportunity to ask questions, and has received sufficient answers, in connection with its decision to enter into this Agreement and to consummate the transactions contemplated hereby.

5.8

Brokers or Finders.  Except as described in Schedule 5.8, Purchaser has not employed or retained, or has any liability to, any broker, agent or finder on account of this Agreement or the transactions contemplated hereby.  Seller shall have no liability for any payments due to any broker, agent or finder employed or retained by Purchaser.

5.9

No False or Misleading Statements.  This Agreement, including the exhibits and certificates which are a part hereof, does not to the actual knowledge of Purchaser contain any representation, warranty, or information made by Purchaser or provided by or on its behalf that is false or misleading with respect to any material fact.

5.10

Reliance.  Purchaser’s representations and warranties made in this Article 5 are made with the understanding and expectation that Seller is relying thereon in entering into and performing its obligations under this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of Seller, whether in contemplation of this Agreement or otherwise.

ARTICLE 6
POST-CLOSING COVENANTS

6.1

Confidentiality.

(a)

As used in this Section the “Confidential Information” of a party hereto means all information concerning or related to the business, operations, financial condition, or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and specifically includes (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) this Agreement and the transactions contemplated thereby; provided, however, that the Confidential Information of a party hereto does not include (A) information which is or becomes generally known to the public through no act or omission of the other party and (B) information which has been or hereafter is lawfully obtained by the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

(b)

Except as otherwise permitted by paragraph (c) below, each party hereto agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

(c)

Notwithstanding paragraph (b) above, each of the parties is permitted to:

(i)

Disclose Confidential Information of the other party to its officers, directors, employees, equity holders, lenders, agents and Affiliates, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement, and such party will take all such action as are necessary or desirable in order to ensure that each of such persons or entities maintains the confidentiality of any Confidential Information that is so disclosed;

(ii)

Make additional disclosures of or use for its own benefit Confidential Information of the other party, but only if and to the extent that such disclosures or use are specifically contemplated by this Agreement; and

(iii)

Disclose Confidential Information of the other party to the extent, but only to the extent, required by applicable laws, rules or regulations; provided, however, that prior to making any disclosure pursuant to this clause (iii), the disclosing party will notify the affected party of the same, and the affected party will have the right to participate with the disclosing party in determining the amount and type of Confidential Information of the affected party, if any, which must be disclosed in order to comply with laws, rules or regulations.

6.2

Non-Compete; Non-Solicit.

(a)

Non-Competition.  Neither Seller nor any of its Affiliates will, for a period of three (3) years after the Closing Date (the “Restricted Period”), sell (or provide services in connection with) any design or software products in competition with the Houseplans Business, or knowingly enter into any advertising agreement with any Person who or which promotes products in competition with the Houseplans Business.

(b)

No Inducement or Solicitation.  During the Restricted Period:

(i)

Neither Seller nor any of its Affiliates will (A) induce or attempt to induce any employee of Purchaser or its Affiliates to leave the employ of Purchaser or its Affiliates, or (B) induce or attempt to induce any customer, supplier or other business relation of Purchaser or its Affiliates to cease doing business with Purchaser or its Affiliates; and

(ii)

Neither Purchaser nor any of its Affiliates will, induce or attempt to induce any employee or independent contractor of Seller or its Affiliates to leave the employ of Seller or its Affiliates or cease providing services thereto.

6.3

Non-Disparagement.  For a period of three (3) years after the Closing Date:

(a)

Seller will not, and will not authorize any of its officers, directors, or employees (except as may be required by law or any judicial process) to (i) publicly or privately disparage Purchaser, the Company, Weinmaster, or any of their respective management, personnel, products, or services, or (ii) discuss any of them with third parties in a manner which amounts to defamation thereof or which questions their reputation or integrity, or otherwise casts them in a false light; and

(b)

Purchaser will not, and will not authorize any of its officers, directors, or employees (except as may be required by law or any judicial process) to (i) publicly or privately disparage Seller or any of its management personnel, products, or services, or (ii) discuss Seller with third parties in a manner which amounts to defamation of Seller or any such person or which questions their reputation or integrity, or otherwise casts them in a false light.

6.4

Section 338(h)(10) Election.

(a)

As used in this Agreement:

(i)

The term “Section 338(h)(10) Election” means an election described in Section 338(h)(l0) of the Code with respect to Purchaser’s acquisition of the Shares pursuant to this Agreement, including any corresponding election under state or local law pursuant to which a separate election is permissible with respect to that transaction; and

(ii)

The term “Tax Return” means any report, return, information return, form, declaration, claim for refund, statement, or other information (including any schedule, attachment, or amendment thereto) required to be supplied to a Governmental Agency in connection with any Tax; and

(iii)

The term “Section 338 Forms” means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Tax authority in connection with a Section 338(h)(l0) Election. Section 338 Forms shall include, without limitation, any “statement of section 338 election” and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations Sections 1.338-1 or 1 .338(h)(l0)-l, or any successor provisions thereto.

(b)

Seller and Purchaser shall jointly make a Section 338(h)(l0) Election with respect to the sale of the Shares hereunder in accordance with applicable laws and under any comparable provision of state, local, or foreign law for which a separate election is permissible, and in connection therewith shall (i) each take all necessary steps to properly make such election effective in accordance with all such applicable laws, (ii) cooperate in good faith with each other in the preparation and timely filing of any and all Tax Returns required to be filed by either of them or the Company, including the exchange of information and the joint preparation and filing of Form 8023 and related schedules, (iv) report the sale of the Shares hereunder in a manner consistent with such election, and (v) take no position contrary thereto unless required to do so by applicable tax law pursuant to a determination as defined in Section 1313(a) of the Code, and then only upon prior written notice to the other party of the taking of any such position and the reason(s) therefor.

(c)

Purchaser shall be responsible for the preparation and filing of all Section 338 Forms (as hereinafter defined) in accordance with applicable tax laws and the terms of this Agreement, and shall deliver such Section 338 Forms to Seller at least forty-five (45) days prior to the date on which they are required to be filed.  Seller shall execute and deliver to Purchaser such documents or forms (including executed Section 338 Forms) as are requested by Purchaser and are required by any laws in order to properly complete the Section 338 Forms at least twenty (20) days prior to the date such forms are required to be filed. Seller shall provide Purchaser with such information as Purchaser may reasonably request in order to prepare the Section 338 Forms no later than thirty (30) days after Purchaser’s request for such information. Notwithstanding the foregoing, Purchaser shall (i) provide Seller an opportunity to review and comment on any Section 338 Forms at least two (2) Business Days prior to filing such forms and (ii) include in such forms all comments reasonably proposed by Seller.

(d)

The Purchase Price and any other relevant items shall be allocated in accordance with Section 338(b)(5) of the Code and the Treasury Regulations thereunder. Seller and Purchaser shall jointly agree upon the fair market value of Seller’s assets (the “Valuation”). All values contained in the Valuation shall be used by each party in preparing the forms referred to in Section 5.5(b) above and all other relevant Tax Returns.

(e)

Notwithstanding any other provision of this Agreement to the contrary, Seller agrees that any income and gain it may recognize as a result of, and in accordance with, the making of the Section 338(h)(l0) Election will be included in its consolidated federal income tax return and any resulting tax liability will be paid by Seller, as the common parent of Seller’ consolidated group.

(f)

Purchaser agrees that it will pay and be responsible for, and will indemnify and save Seller harmless from and against, any Taxes imposed on Seller by any federal, state or local Tax authority, including but not limited to costs incurred by Seller in connection with the preparation or restatement of any Tax Return, in each case (i) resulting from Purchaser’s election to treat the purchase of the Shares as an asset acquisition under the statutes of any such Tax authority and (ii) that Seller would not have incurred except for Purchaser’s Section 338(h)(10) Election; provided, however, that in no event shall Purchaser’s obligations under this Section 6.4(f) exceed an aggregate of One Hundred Thousand Dollars ($100,000); and provided, further, that Seller shall (A) provide Purchaser with reasonable advance written notice of any proposed filing that is related to the covenant set forth in this Section 6.4, including copies of the relevant sections and schedules thereof, (B) consult with Purchaser as to any such filing, Tax Return, or amended Tax Return, and (C) upon Purchaser’s written request, make such changes therein or adjustments thereto as Purchaser may reasonably propose and which do not have the effect of materially increasing any Tax on Seller.

6.5

Tax and Audit Cooperation.

(a)

After the Closing, Seller and Purchaser shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such Tax data, prior Tax Returns and filings and other information as may be reasonably required for the preparation by Purchaser or Seller of any Tax Returns, elections, consents, or certificates required to be prepared and filed by Purchaser or Seller and any audit or other examination by any Governmental Agency, or judicial or administrative proceeding relating to liability for Taxes. Without limiting the generality of the foregoing, each of Purchaser and Seller shall retain copies of all Tax Returns, supporting work schedules, and other records relating to tax periods or portions thereof ending prior to or including the Closing Date until the later of (i) the expiration of the statute of limitations for the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except for extensions obtained by that party or its Affiliates or extensions regarding which such party has received written notice from another party, or (ii) six (6) years following the due date (without extensions) for such Tax Returns; provided, however, that neither party hereto will dispose of its copies without first notifying the other party and providing such other party with a reasonable period of time to assume possession of such copies. In addition, without limiting the generality of the foregoing, each party shall make its personnel and those of its Affiliates reasonably available for deposition and testimony in any tax controversy or proceeding. Purchaser shall cooperate with Seller to the extent reasonably necessary for Seller’s preparation of its financial statements and Tax Returns and in the sharing of financial and accounting information with respect thereto or with respect to any audit, examination, or other proceeding with respect thereto.

(b)

After the Closing, Seller and Purchaser shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such financial data and other information as may be reasonably required for the preparation by Purchaser of its year-end internal audit for the fiscal year ending June 30, 2007, and any other filings required to be prepared and filed by Seller or Purchaser with any Governmental Agency. Without limiting the generality of the foregoing, Seller shall retain copies of all financial data and other financial records relating to the Company and Weinmaster for at least six (6) years following the date of this Agreement. The parties shall cooperate with each other to the extent reasonably necessary for the preparation of their respective financial statements and accounting information with respect thereto or with respect to any audit.

(c)

No information or documentation provided pursuant to this Section shall be disclosed by the recipient thereof to any Person except its accountants and relevant tax authorities or as required by applicable law (in which case the disclosing party shall consult in good faith with the other party prior to making any such disclosure).

6.6

Tax Related Covenants.  Without the prior written consent of’ Purchaser, which consent shall not be unreasonably withheld, Seller shall not make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or Weinmaster, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or Weinmaster, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent, or other action would have the effect of increasing the Tax liability of Purchaser, the Company, or Weinmaster for any period ending after the Closing Date or decreasing any Tax attribute of the Company or Weinmaster existing on the Closing Date.

6.7

Access to Information and Records.

(a)

From and after the Closing Date, Seller shall provide to Purchaser reasonable access to, and the ability to make copies of, all those books and records (including but not limited to financial records, and all other documents) that are in its possession and that relate to the Company and/or Weinmaster or the conduct of their business prior to the Closing Date;

provided, that such access shall be during normal business hours and any such copies shall be made and delivered at Purchaser’s expense.

(b)

From and after the Closing Date, Seller shall provide to Purchaser reasonable access to all information, systems, and data storage media (and all such data, systems, or media maintained by third parties) relating to any Benefit Plan to which the Company or Weinmaster, or any or their Employees or Former Employees contribute or have contributed or which otherwise currently or previously relate to or operate for the benefit of any of such Employees or Former Employees, and the ability to make copies of all relevant documents and data; provided, that such access shall be during normal business hours and any such copies shall be made and delivered at Purchaser’s expense.

(c)

Purchaser acknowledges and agrees that:

(i)

The business records of the Company and Weinmaster relating to their operations prior to the Closing Date will be acquired by Purchaser in connection with the consummation of the Share Purchase, (B) certain business records of Seller are located on the Premises and (C) representatives of Seller may from time to time require access to or copies of such records;

(ii)

For a period of one hundred twenty (120) days after the Closing Date (or such other reasonable period as may be required to complete an audit of Seller’s 401(k) Plan), Purchaser will, during normal business hours, (A) provide or cause to be provided to Seller’s representatives access to or copies of such records, and (B) allow Seller’s representatives access to Ms. Annie Verde for the purpose of obtaining data and information necessary to complete an audit of Seller’s 401(k) Plan; and

(iii)

Purchaser will not, within six (6) years after the Closing Date, destroy any business records of Seller, the Company, or Weinmaster prepared prior to the Closing Date without first notifying Seller and affording Seller the opportunity to remove or copy such records.  For purposes of the preceding sentence, any notice from Purchaser shall be deemed to be adequate notice if not responded to in writing by Seller within sixty (60) days.

6.8

Guarantee.  Parent hereby irrevocably and unconditionally guarantees the full, faithful, timely and complete performance and satisfaction of all terms, conditions and obligations of Purchaser set forth in this Agreement and the Related Agreements.

6.9

Cooperation.  From and after the Closing Date, each of Seller and Purchaser shall provide, execute, and deliver to the other party all such further documents and instruments, and take all such further actions, as may reasonably be requested of it by the other party to confirm and assure the rights and obligations provided for in this Agreement, including in connection with maintaining or demonstrating Purchaser’s interest in the Shares, including perfecting Seller’s rights under the Security Agreement, any request by any Governmental Agency for information about Seller, the Shares, the Company, or Weinmaster, and/or any action by a Governmental Agency involving the Company or Weinmaster.

ARTICLE 7
INDEMNIFICATION

7.1

Survival.

(a)

Except as otherwise provided in this Article 7, (i) the representations and warranties made by the parties in this Agreement shall survive the Closing until 11:59 p.m. (California time) on the date that is the first anniversary of the Closing Date, and (ii) the covenants of the parties in this Agreement shall survive until the earlier of the date when fully performed or the date of expiration of the applicable statute of limitations. The date on which any party's right to indemnification under this Article 7 shall terminate as provided herein shall be referred to in this Agreement as the "Indemnity Termination Date."

(b)

Notwithstanding paragraph (a), above:

(i)

Any claim for indemnification under this Agreement which is made in good faith and in writing prior to the expiration of such claim on the Indemnity Termination Date shall survive such expiration until mutually resolved or otherwise determined hereunder, as applicable, and the Indemnity Termination Date for all purposes hereunder shall automatically be extended with respect to such claim (but not any other claims) until such claim is so mutually resolved or otherwise determined hereunder, and any such claim not so made in writing prior to the expiration of such claim on the relevant Indemnity Termination Date shall be deemed to have been waived; and

(ii)

The representations and warranties made in Section 4.10, above (the “Tax Representations”) shall survive the Closing for a period of five (5) years.

7.2

Indemnification by Seller.  Seller will indemnify and hold harmless Purchaser from and against any and all Losses that constitute, or arise out of or in connection with any:

(a)

Material breach or material inaccuracy of a representation or warranty under Article 4, above; or

(b)

Default by Seller in the performance or observance of any of its covenants or agreements hereunder.

7.3

Indemnification by Purchaser.  Purchaser will indemnify and hold harmless Seller from and against any and all Losses that constitute, or arise out of or in connection with any:

(a)

Material breach or material inaccuracy of a representation or warranty under Article 5; or

(b)

Default by Purchaser in the performance or observance of any of its covenants or agreements hereunder.

7.4

Third Party Claims.  If any legal action is initiated against a party hereto (each an “Indemnitee”) by any third party, and such Indemnitee intends to seek indemnification from Seller or Purchaser (each an “Indemnitor”) as applicable, under this Article 7 on account of its involvement in such legal action, then such Indemnitee will give prompt notice to the applicable Indemnitor of such legal action.  The failure to so notify such Indemnitor will not relieve such Indemnitor of its obligations under this Article 7, but will reduce such obligations by the amount of damages or increased costs and expenses attributable to such failure to give notice.  Upon receipt of such notice, such Indemnitor will diligently defend against such legal action on behalf of such Indemnitee at its own expense using counsel reasonably acceptable to such Indemnitee; provided, however, that if such Indemnitor fails or refuses to conduct such defense, or such Indemnitee has been advised by counsel that it may have defenses available to it which are different from or in addition to those available to such Indemnitor, or that its interests in such legal action are adverse to such Indemnitor's interests, then such Indemnitee may defend against such legal action at such Indemnitor's expense.  Such Indemnitor or Indemnitee, as applicable, may participate in any legal action being defended against by the other at its own expense, and will not settle any legal action without the prior consent of the other, which consent will not be unreasonably withheld.  Such Indemnitor and Indemnitee will cooperate with each other in the conduct of any such legal action.

7.5

Notice of Indemnification Claims.  No indemnification claim will be deemed to have been asserted until the applicable Indemnitor has been given notice by the Indemnitee of the amount of such claim and the facts on which such claim is based.

7.6

Limitations on Indemnification Provisions.

(a)

Notwithstanding any other provision hereof, no Indemnitor will have any indemnification obligations under this Article 7 unless and until the amount of all Losses (other than Losses arising out of a breach of the Tax Representations) claimed by the party seeking indemnification (whether arising from third party claims or otherwise) exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate (the “General Indemnity Threshold”); provided, however, that if the accumulated amount of all indemnity obligations of any party required to provide indemnification hereunder (other than Losses arising out of a breach of the Tax Representations) exceeds the General Indemnity Threshold, then the Indemnifying Party shall be obligated to pay the full amount of such obligations, including the portion thereof which is less than the General Indemnity Threshold.

(b)

Notwithstanding any other provision hereof, Seller will have no indemnification obligations under this Article 7 for Losses arising out of or in connection with a breach of the Tax Representations unless and until the amount of all such Losses claimed by Purchaser (whether arising from third party claims or otherwise) exceed Fifty Thousand Dollars ($50,000) in the aggregate (the “Tax Indemnity Threshold”); provided, however, that if the accumulated amount of all indemnity obligations of Seller as a result of Losses arising out of a breach of the Tax Representations exceeds Tax Indemnity Threshold, then Seller shall be obligated to pay the full amount of such obligations, including the portion thereof which is less than the Tax Indemnity Threshold.

(c)

Solely for the purpose of determining whether the applicable Indemnity Threshold has been met, it is the intention of the parties hereto that any materiality standards which are contained in individual paragraphs of Sections 4 or 5, above, be disregarded.

(d)

Any payment made by an Indemnitor to an Indemnitee pursuant to this Article 7 in respect of any claim will be (i)  net of any insurance proceeds payable to the Indemnitee in respect of such claim and (ii) reduced by an amount equal to any tax benefits obtainable by the Indemnitee which are attributable to such claim;

(e)

No Indemnitee will be entitled to recover from an Indemnitor, for any Losses as to which indemnification is provided under this Agreement, any amount in excess of the actual damages, court costs, and reasonable attorney fees suffered by such Indemnitee, and the parties waive any right to recover lost profits, consequential, special, punitive, or exemplary damages arising in connection with or with respect to the indemnification provisions hereof;

(f)

Notwithstanding any provision in this Agreement to the contrary, in no event shall an Indemnitor have any indemnification obligations under this Agreement for Losses in an aggregate amount in excess of (A) with respect to Losses other than those arising out of a breach of the Tax Representations, Six Hundred Thousand Dollars ($600,000) (the “General Indemnity Cap”), or (B) with respect to Losses arising out of a breach of the Tax Representations, Two Million Dollars ($2,000,000) (the “Tax Indemnity Cap”).

(g)

With respect to any claim for indemnification by Purchaser against Seller hereunder, upon the final determination of the validity thereof (whether by agreement among the parties, arbitration, or legal process) Purchaser may offset the amount of Losses for which it is entitled to indemnification pursuant to this Article 7 (but subject to paragraph (f), above) against the then-outstanding principal balance of the Promissory Note, and any interest then due thereunder (an “Indemnity Offset”); provided, however, that

(i)

Pending such final determination Purchaser shall continue to make payments of principal and interest as provided in the Promissory Note;

(ii)

Each such Indemnity Offset shall be applied first to payment of interest then accrued on the unpaid principal balance of the Promissory Note, with the remainder applied to the last payment or payments of principal then remaining due under the Promissory Note;

(iii)

Upon such determination of validity, the amount of interest due under the Note shall be recalculated as though the original principal balance of the Promissory Note had been reduced by the full amount of the Indemnity Offset from the date of issuance of the Promissory Note, and all amounts of interest previously paid under the Promissory Note that are in excess of the amount actually due following the said reduction shall be credited against any remaining principal or interest thereafter due under the Promissory Note; and

(iv)

If the Indemnity Offset exceeds the amount of principal and interest then due under the Promissory Note Seller shall pay to Purchaser the full amount of such excess, in cash, not later than thirty (30) days after the date on which Purchaser makes written demand therefor.

(h)

Each Person entitled to indemnification hereunder shall take all reasonable steps to mitigate all Losses after becoming aware of any event which could reasonably be expected to give rise to any Losses that may be indemnifiable or recoverable hereunder.

7.7

Exclusive Remedy.  The indemnification obligations of the parties under Section 6.4(f), above, and this Article 7 shall constitute the sole and exclusive remedies of such parties for the recovery of Losses with respect to matters arising under this Agreement, of any kind or nature; provided, however, that the terms of this Article 7 shall not be construed as limiting in any way whatsoever any remedy for equitable relief to which Purchaser or the Seller may be entitled.

ARTICLE 8
GENERAL PROVISIONS

8.1

Expenses.  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of any representatives (including legal, accounting, financial advisory, etc.).

8.2

Publicity.  Each party hereto shall obtain the other’s written consent (such consent not to be unreasonably withheld or delayed) prior to any publication, presentation, public announcement or press release concerning the relationship between the parties or the existence or terms of this

Agreement, except as may otherwise be required by applicable legal requirements.

8.3

Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given as follows. If delivered: (a) via hand-delivery, on the date of delivery (with written confirmation of receipt); (b) by U.S. mail, upon the date three (3) Business Days after mailing (certified or registered mail, airmail if out of state or international), (c) via facsimile, upon transmission if sent during the recipient’s normal business hours, otherwise at the opening of business on the next following Business Day, in either case with electronic confirmation of receipt; or (d) by a nationally recognized overnight delivery service, when received by the addressee (with confirmation of receipt).  Notices given under this Agreement shall be addressed  as follows (provided, however, that any party hereto may change its address upon notice duly given to the other parties as provided above):

In the case of Seller:

Broadcaster,  Inc.

9201 Oakdale Ave., Suite 200

Chatsworth, CA 91311

Fax:

(818) 332-0052

Attn:

Chief Financial Officer

With a copy to (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP

3579 Valley Centre Drive

San Diego, CA 92130

Fax:

(858) 720-2555

Attn:  Carl R. Sanchez, Esq.

Claudia K. Simon, Esq.

In the case of Purchaser or Parent:

Houseplans Acquisitions Corp. Inc.

177 Steuart Street, Suite 700

San Francisco, CA 94105

Fax:

(415) 817-0606

Attn:

Stephen Williamson, President

With a copy to (which shall not constitute notice) to:

Boone Law Group

44 Montgomery Street, Suite 3585

San Francisco, CA 94104

Fax:

(415) 358-9797

Attn:  Philip S. Boone, Jr., Esq.

8.4

Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents (provided that such documents do not and would not create any liability or obligation of such party) and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

8.5

Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party hereto will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8.6

Entire Agreement and Modification.  This Agreement, together with the exhibits, schedules, certificates and instruments attached hereto, which documents are incorporated herein by reference, supersedes all prior agreements between the parties with respect to the subject matter hereof and thereof and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof and thereof.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

8.7

Assignments, Successors, and No Third-Party Rights.  Neither party to this Agreement may assign any of its rights or obligations hereunder to any other party without the prior written consent of the other party.  This Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision hereof.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

8.8

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any invalidity or unenforceability of any provision in any jurisdiction shall not invalidate or render invalid or unenforceable such provision in any other jurisdiction.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.9

Construction; Section Headings.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Article” or “Articles,” “Section” or “Sections” refer to the corresponding Article, Articles, Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.  Each party to this Agreement acknowledges that such party has caused this Agreement to be reviewed and/or had the opportunity to have it approved by legal counsel of such party’s own choice.  The parties have negotiated the provisions of this Agreement, and any presumption that an ambiguity contained in this Agreement shall be construed against the party that caused this Agreement to be drafted shall not apply to the interpretation of this Agreement.

8.10

Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

8.11

Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of California, without giving effect to any principles of conflicts of law or choice of law of that or any other jurisdiction.

8.12

Arbitration; No Jury Trial.

(a)

Except as specifically provided in Sections 2.3, above, and 8.13, below, all disputes which arise out of or in connection with this Agreement or the Related Agreements and which are not informally resolved shall be arbitrated under the commercial arbitration rules of Judicial Arbitration and Mediation Service/Endispute Service ("JAMS"). Any such arbitration shall be conducted within the City and County of San Francisco, California or at a location mutually agreed to by the parties which shall be not more than one hundred (100) miles thereof.  In order to commence arbitration, a party shall give a written arbitration demand to the other party or parties in accordance with Section 8.3, above, and any such demand shall become effective on the date specified in Section 8.3.

(b)

Except as provided below, the arbitration shall be conducted by one (1) arbitrator mutually agreed upon by the parties or appointed by JAMS.  If the parties cannot agree on the arbitrator within twenty (20) days after the date the arbitration demand has become effective, an arbitrator appointed by JAMS shall be used. The arbitration shall be conducted in accordance with the then-existing arbitration rules of JAMS, or as otherwise agreed by the parties.

(c)

Any decision by the arbitrator shall be binding and final on the parties.  Damages or other remedies awarded in the arbitration proceeding may be entered in any court of competent jurisdiction for purposes of enforcement. In his or her discretion, the arbitrator may award one of the parties all or part of its costs and expenses of arbitrating (including attorneys' fees and disbursements).

(d)

EACH PARTY HERETO ACKNOWLEDGES THAT THIS AGREEMENT TO ARBITRATE RESULTS IN A WAIVER OF HIS OR ITS RIGHT TO A COURT OR JURY TRIAL FOR ANY CLAIM ARISING OUT OF OR BASED ON THIS AGREEMENT,THE RELATED AGREEMENTS, OR THE RELATIONSHIP OF THE PARTIES HEREUNDER AND THEREUNDER, AS WELL AS ANY OTHERWISE APPLICABLE RIGHTS TO DISCOVERY AND APPEAL. BEFORE SIGNING THIS AGREEMENT AND AGREEING TO BINDING ARBITRATION, EACH SUCH PARTY IS ENTITLED, AND HAS BEEN GIVEN A REASONABLE OPPORTUNITY, TO SEEK THE ADVICE OF INDEPENDENT COUNSEL.

8.13

Injunctive Relief; Venue; Jurisdiction.

(a)

Injunctive Relief.  Subject to paragraph (b), below, nothing in this Agreement shall prevent any party hereto from seeking or obtaining from a court injunctive relief to protect its rights hereunder.

(b)

Venue; Jurisdiction.  Any action for injunctive relief, and any other action or proceeding arising from, out of, or in connection with this Agreement or the relationships of the parties hereunder which is for any reason not conducted in accordance with Section 8.12, above, shall be brought only in the State or Federal Courts located in the State of California. The parties hereto each consent to the jurisdiction and venue of such courts and waive any objection they might otherwise have, on any basis whatever, to such jurisdiction and/or venue.

8.14

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Counterpart signature pages delivered by facsimile or e-mail will be deemed to be valid and binding for all purposes.

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[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the date first written above.

SELLER:

BROADCASTER, INC.,

a California corporation

By:  /s/Martin R. Wade, III

Martin R. Wade, III

Chief Executive Officer

PURCHASER:

HOUSEPLANS ACQUISITION CORP., INC.,

a California corporation

By:  /s/ Stephen Williamson

Stephen Williamson

President

PARENT:

KRANSCO HOUSEPLANS, LLC,

a California limited liability company

By:  /s/ Stephen Williamson

Stephen Williamson

Manager

LIST OF EXHIBITS

Exhibit A

Promissory Note

Exhibit B

Security Agreement

Exhibit C

Net Asset Adjustment Statement

Exhibit D

Sublease

Exhibit E

Financial Statements

Exhibit F

Master Lease